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                                                                      Exhibit 4

                     FORM OF REGISTRATION RIGHTS AGREEMENTS

AGREEMENT, dated as of the date specified on the signature page hereto (the "Agreement") between the person(s) who is designated as the holder on the signature page hereto (the "Holder") and PortaCom Wireless, Inc., a corporation incorporated under the laws of British Columbia and having its corporate headquarters at 8055 W. Manchester Avenue, Suite 730, Playa del Rey, California 90293 (the "Company").

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holder is purchasing from the Company certain securities of the Company pursuant to a subscription agreement which entitle the Holder to receive, under certain conditions, shares of common stock of the Company (the "Common Stock"). (The shares received by the Holder, if any, pursuant to such Subscription Agreement shall be referred to herein as the "Shares").

WHEREAS, the Company has agreed to provide the Holder with certain registration rights as set forth herein.

NOW THEREFORE, in consideration of the premises, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to and on the terms and conditions set forth herein, the parties hereto agree as follows:

1. "Piggyback" Registration Rights.

If the Company proposes to register any of its shares of Common Stock under the Securities Act of 1933, as amended (the "Act") by registration on Form S-1, S-2 or S-3 or any successor forms thereto (other than in connection with a merger, acquisition, exchange offer or dividend reinvestment plan) either on its behalf or on behalf of any selling shareholder of the Company where the Company is responsible for payment of all expenses of such selling shareholder, it shall give written notice by registered mail, at least twenty (20) days prior to the filing of each such registration statement, to the Holder of its intention to do so and shall inquire whether the Holder desires to include any of his Shares in such registration. Upon written request from the Holder which is received by the Company within ten (10) days after the date of any notice described in the previous sentence, which request shall state the maximum amount of Shares intended to be disposed of by the Holder, the Company shall (subject to the provisions of Sections 2 and 3 below) use its best efforts to effect the registration under the Act of such Shares at the Company's sole cost and expense. Notwithstanding the foregoing, the Holder shall pay any underwriting discounts or commissions in connection with the registration of the Shares,

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any taxes arising as a result of such registration, the fees and costs of any attorney or other advisor representing the Holder in connection with such registration and any telephone, telecopy, travel, messenger, courier or other direct expenses incurred by the Holder in connection with such registration.

2. No Obligation.

Notwithstanding the provisions of Section 1 hereof, the Company shall have the right at any time after it shall have given written notice pursuant to Section 1 (irrespective of whether a written request for inclusion of any Shares shall have been made by the Holder) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

3. Underwriter's "Hold Back."

Notwithstanding the provisions of Section 1 hereof, if the Company's managing underwriter for the offering contemplated by a registration statement advises the Company that in its good faith judgment the inclusion of all or a portion of the Shares requested to be registered by the Holder, when added to the securities being registered by the Company or any selling shareholder, will exceed the maximum amount of the Company's securities which can be marketed (the "Maximum Sale Amount") (i) in an orderly manner within a price range acceptable to the Company and any other selling shareholders, or (ii) without otherwise materially adversely affecting the entire offering, then the Company will include in such registration:

         (x) first, the securities the Company proposes to sell;

         (y) second, to the extent the Maximum Sale Amount is not exceeded, any securities proposed to be sold by security holders exercising contractual "demand" registration rights; and

         (z) third, to the extent the Maximum Sale Amount is not exceeded, any Shares requested to be included in such registration by the Holder and any other securities of the Company requested to be included in such registration by other security holders of the Company with contractual "piggy back" registration rights on a pro rata basis, in proportion to the number of securities originally requested to be included in such registration by the Holder or such other security holder.

4. Termination of Registration Rights.

The Holder's right to participate in a registration pursuant to this Agreement shall terminate after the Company has made an offering of shares of Common Stock to the public on Form S-1 (or any replacement or similar form) and the Holder's Shares may be sold pursuant to Rule 144 under the Act (ignoring any holding

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period limitations set forth therein). Once the Holder's registration rights have been terminated in accordance with this Section 4, such rights shall not be thereafter reinstated.


5. Hold Back Agreements.

Each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the 180 day period beginning on the effective date of the registration statement for any underwritten offering in which shares of Common Stock are included (except as part of such underwritten registration), unless the managing underwriters for the registered public offering otherwise agree.

6. Registration Procedures.

Whenever the Company is required to register Shares pursuant to this Agreement, the Company shall:

(a) Comply with all material federal securities laws and regulations relating to the registration statement and the offering and sale of shares thereunder, including filing any necessary amendments to the registration statement or other supplemental documents required for such compliance;

(b) Furnish to the Holder such number of copies of such registration statement, each amendment and post-effective amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus and any supplement to such prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Shares owned by the Holder; it being understood that the Company hereby consents to the use, in accordance with all applicable laws, of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by the Holder, if any, in connection with the offering and sale of the Shares covered by such registration statement or prospectus);

(c) Use reasonable efforts to (i) register or qualify such Shares under the securities or blue sky laws of such jurisdictions as the Holder reasonably requests, except in the case of an underwritten offering, where such registration or qualification shall be determined solely by agreement between the Company and the managing underwriter, (ii) keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Shares owned by the Holder; provided that

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the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

         (d) In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, use reasonable efforts to obtain the withdrawal of such order;

         (e) Notify the Holder,

               (i) when the prospectus or any supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective,

               (ii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose,

               (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding of such purpose, and

               (iv) at any time when the prospectus is required to be delivered under the Act, of the discovery that, or of the happening of any event as a result of which, the registration statement, the prospectus or any document incorporated therein by reference contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the reasonable request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         The Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described

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in Section 6(e)(ii) or (iv), each will, to the extent appropriate, discontinue its disposition of Shares pursuant to the registration statement relating to such Shares until, in the case of Section 6(e)(iv), its receipt of the copies of the supplemented or amended prospectus contemplated by such Section and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in its possession, of the prospectus relating to such Shares current at the time of receipt of such notice.

7. Indemnification.

     (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Act, the Company will, and hereby does, indemnify and hold harmless the Holder (and its respective directors, officers, partners, agents and affiliates and each other person, if any, who controls the Holder within the meaning of the Act) if the Holder offers Shares covered by such registration statement, against any losses, claims, damages or liabilities, joint or several, (or actions or proceedings, whether commenced or threatened, in respect thereof) to which the Holder or any such director, officer, partner, agent or affiliate or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities, arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such indemnified party for any reasonable legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for inclusion therein or any disclosure directly relating to such person that was contained in the last draft of any such document provided to such person for such person's review, except to the extent that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises as a result of the failure of the Company to make any change in such disclosure requested by

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such person following such review. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of such Holder or any such director, officer, partner, agent or affiliate or controlling person and shall survive the transfer of such securities by such indemnified party.

     (b) Indemnification by the Holder. As a condition to including any Shares in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from each Holder so including any Shares to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 7(a)) the Company, and each director of the Company, each officer of the Company and each other person, if any, who controls the Company within the meaning of the Act, and any underwriter, with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder specifically for inclusion therein or any disclosure directly relating to such person that was contained in the last draft of any such document provided to such person for such person's review, except to the extent that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises as a result of the failure of the Company to make any change in such disclosure requested by such person following such review. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such indemnifying party.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 7, except to the extent that the indemnifying party is prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section 7. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may

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exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel for all indemnified parties (including, when the Company is the indemnifying party, any parties indemnified by the Company under agreements similar to this Agreement). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If the indemnification provided for in this Section 7 shall for any reason be held by a court to be unavailable to an indemnified party under Section 7(a) or (b) hereof in respect to any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 7(a) or (b), the indemnified party and the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to

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reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 7(d). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this
Section 7(d) to the contrary, the aggregate liability of any indemnifying party under this Section 7(d) shall be limited to the amount of net proceeds received by such party from the sale of the shares in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 7 (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Act. The indemnification agreement contained in this Section 7 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by and or on behalf of any indemnified party and shall survive the transfer of any of the Shares of the Holder.


     (f) Indemnification Payments. The indemnification and contribution required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

8. Underwritten Offerings.

In the case of the registration pursuant to Section 1 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Holder's Shares to be included in such registration shall be subject to such underwriting agreements and the Holder shall execute such underwriting agreements. If the Company shall have determined not to enter into any such underwriting agreements, no Holder

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shall have the right to compel the Company to enter into any such agreement.

9. Miscellaneous.

     (a) Specific Performance. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required.

     (b) Amendments and Waivers. This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the party against whom enforcement of such amendment, modification, supplement or waiver is sought.

     (c) Binding Effect; Assignment. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, the Holder's rights under this Agreement may not be assigned except to the transferee of Shares in connection with an assignment of such Shares which (i) takes place prior to the registration of such Shares under the Act, and (ii) is not a transaction exempt from registration under Rule 144 under the Act.

     (d) Headings; References; Execution in Counterparts. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. All article, section, schedule, exhibit and paragraph references are to this Agreement, unless otherwise expressly provided. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     (e) Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

               (i) If to the Holder, to its address set forth on the signature page to this Agreement, or such other address as shall be specified by notice given in accordance with this Agreement.

               (ii) If to the Company, to its address set forth on the first page of this Agreement, or such other

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         address as shall be specified by notice given in accordance with this
         Agreement.

     (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

     (g) Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

     (h) Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

     (i) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     (j) Definition of "Person". For the purpose of this Agreement, "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group.

     (k) Execution and Delivery by Spouse. If the Holder resides in a community property state, any provision hereunder which requires the Holder to execute and deliver any agreement, certificate, instrument or document shall be deemed to also require the Holder's spouse to execute and deliver such agreement, certificate, instrument or document.

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the
Parties hereto dated as of the _____ day of __________, 1996.

                                       PORTACOM WIRELESS, INC.

                                       By:
                                           ------------------------------------

                                       Its:
                                           ------------------------------------

                                       HOLDER


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                                       Signature


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                                       Print Name


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                                       Address


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